Exhibit 10.3

Company Stockholders’ Support Agreement
(Other Holders)

Agreement, dated as of May 8, 2010 (this “Agreement”), by and among Christian Jaeggi (“Jaeggi”), Mark Ritchie (“Ritchie”), Chris Grover (“Grover”), Scott Carlson (“Carlson”), Ed McCall (“McCall”) and Scott Bowers (“Bowers”), Paul Bancroft (“Bancroft”), Maria Cranor (“Cranor”), Michael Metcalf (“Metcalf”), and Phillip Boone, Jr. (“Boone”, and collectively with Jaeggi, Ritchie, Grover, Carlson, McCall, Bowers, Bancroft, Cranor and Metcalf, the “Principal Stockholders” and individually as a “Principal Stockholder”), each residing at the address specified under their respective signature below; and Everest/Sapphire Acquisition, LLC, a Delaware limited liability company (“Purchaser”).

Capitalized terms not defined herein shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger, dated as of May 7, 2010 (the “Merger Agreement”), by and among Clarus Corporation, a Delaware corporation (“Purchaser Parent”); Purchaser; Sapphire Merger Corp., a Delaware Corporation and wholly owned Subsidiary of Purchaser (“Merger Sub”); Black Diamond Equipment, Ltd., a Delaware corporation (the “Company”) and Ed McCall, an individual, in his capacity as Stockholders’ Representative (“Stockholders’ Representative”).

Recitals

Whereas, Purchaser Parent, Purchaser, Merger Sub, the Company and the Stockholders’ Representative have entered into the Merger Agreement pursuant to which, upon satisfaction of the conditions specified therein, at the Closing, in exchange for the payment of the Merger Consideration, Merger Sub will merge with and into the Company with the effect that the Company will be the Surviving Corporation and a wholly owned subsidiary of Purchaser; and

Whereas, the Principal Stockholders are Stockholders of the Company and the Officer/Director Stockholders are also officers and/or directors of the Company and will benefit directly and indirectly from the Merger Agreement, the Merger and the transactions contemplated thereby; and

Whereas, as a condition to the Purchaser’s obligations for Closing under the terms of the Merger Agreement, the Purchaser desires that, among other things, the business of the Company and the Company Subsidiaries remain intact after the Closing; and

Whereas, in order to induce Purchaser to not terminate the Merger Agreement and to effect the Merger upon the satisfaction of the terms and conditions of the Merger Agreement (subject to any right to terminate the Merger Agreement as set forth therein), the Principal Stockholders are entering into this Agreement.

Now, Therefore, in consideration of the mutual covenants set forth herein, it is hereby agreed as follows:

1.           Restrictive Covenants.

(a)  Non-Competition.  Each of Jaeggi, Ritchie, Grover, Bancroft and Cranor acknowledges that in order to help assure Purchaser that the Company will retain the value of the Company as a “going concern,” he or she agrees not to utilize his or her special knowledge of the Business and his or her relationships with customers, prospective customers, suppliers and others or otherwise to compete with the Company in the Business for a one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof).  During the one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof), each such Principal Stockholder named in this Section 1(a) shall not, and shall not permit any of his or her respective employees, agents or others under his or her control, directly or indirectly, on behalf of such Principal Stockholder or any other Person, to engage or have an interest, anywhere in the world in which the Company conducts business or markets or sells its products as of the Closing Date, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except as an owner of two percent or less of the stock of any company listed on a national securities exchange or traded in the over-the-counter market), whether through the investment of capital, lending of money or property, rendering of services or capital, or otherwise, in any Competitive Business.  During the one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof), each Principal Stockholder named in this Section 1(a) shall not, and shall not permit any of his or her respective employees, agents or others under their control, directly or indirectly, on behalf of him or her or any other Person, to accept Competitive Business from, or solicit the Competitive Business of any Person who at Closing is a customer of the Business conducted by the Company, or, to such Principal Stockholder’s knowledge, is a customer of the Business conducted by the Company at any time during such one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof).

(b)           Non-Disparagement and Non-Interference.  Each of Jaeggi, Ritchie, Grover, Bancroft, Cranor, Carlson, McCall and Bowers shall not, either directly or indirectly: (i) for a one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof) (A) make or cause to be made, any statements that are disparaging or derogatory concerning the Company or its business, reputation or prospects; (B) request, suggest, influence or cause any party, directly or indirectly, to cease doing business with or to reduce its business with the Company or do or say anything which could reasonably be expected to damage the business relationships of the Company; or (ii) at any time, use or purport to authorize any Person to use any Intellectual Property which is owned by the Company or exclusively licensed to the Company or to otherwise infringe on the intellectual property rights of the Company.

(c)           Non-Solicitation.  Each of Jaeggi, Ritchie, Grover, Bancroft and Cranor agree that for a one-year period commencing on the Closing Date (subject to the extension provisions in Section 7(a) hereof), he, she or it shall not recruit or otherwise solicit or induce any Person who is an employee or consultant of, or otherwise engaged by Company, to terminate his or her employment or other relationship with the Company, or such successor, or hire any person who has left the employ of the Company during the preceding one year.

(d)           Certain Definitions.  For purposes of this Agreement: (i) the term “Business” shall mean the business of manufacturing, assembling, licensing, distributing, marketing and selling mountain climbing, hiking and skiing equipment; and (ii) the term “Competitive Business” shall mean any business competitive with the Business.  For purposes of Section 1 and Section 2 of this Agreement only, all references to the Company shall be deemed to include each Company Subsidiary and each of their respective successors and assigns, including, without limitation, the Surviving Corporation, and all references to an individual Principal Stockholder shall be deemed to include all Affiliates of such Principal Stockholder.

2.           Confidentiality.  Each Principal Stockholder acknowledges that the intangible property and all other confidential or proprietary information with respect to the Business of the Company are valuable, special and unique assets of Company.  Boone and Metcalfe agree that for a three-year period commencing on the Closing Date, and each of Jaeggi, Ritchie, Grover, Carlson, Bowers, McCall, Bancroft and Cranor agree that from and after the Closing without a termination date, that they shall not disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the Company, whether or not for their own benefit, without the prior written consent of the Purchaser unless required by Law, including, without limitation, (a) Trade Secrets, intangible property, marketing plans, business plans and strategies; (b) confidential or proprietary information relating to products or services; (c) the names of customers and contacts, vendors and suppliers, the cost of materials and labor, the prices obtained for services sold (including the methods used in price determination, manufacturing and sales costs), compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential or proprietary information of, about or pertaining to the Business, and any other confidential or proprietary information and material relating to any customer, vendor, licensor, licensee, or other party in connection with the Business; and (d) any other confidential or propriety information which such Principal Stockholder acquired or developed in connection with or as a result of his being a shareholder, officer, director, employee, agent or representative of the Company, excepting in each instance (a) – (d) only such information as (i) is already known to the public or which may become known to the public without any fault of such Principal Stockholder in violation of any confidentiality restrictions, or (ii) (A) was available to such Principal Stockholder (prior to its delivery to such Principal Stockholder by the Company) or (B) becomes available to a Principal Stockholder, in each instance (A) or (B) on a non-confidential basis from a Person other than the Company who is not otherwise bound by a confidentiality agreement with respect to such information or is otherwise prohibited from transmitting the information to such Principal Stockholder, or (C) can be proven to have been independently developed by such Principal Stockholder without reference to such information.

3.           Representations and Warranties.  In order to induce Purchaser to enter into this Agreement, not terminate the Merger Agreement and to effect the Merger upon satisfaction of the terms and conditions of the Merger Agreement (subject to Purchaser’s right to terminate the Merger Agreement as set forth therein) and the transactions contemplated by the Merger Agreement, each Principal Stockholder represents and warrants to Purchaser, severally and not jointly and as to themselves and not as to any other Principal Stockholder, that the following representations and warranties are true as of the date hereof and will be true as of the Closing:

(a)         Capacity; Authorization; Enforceability.  Such Principal Stockholder is a natural person or a legal entity of the type set forth in the first paragraph hereof.  Such Principal Stockholder, if a natural person, is of legal age and capacity and has all requisite power and authority to execute, deliver and perform this Agreement and each of his or her obligations under this Agreement.  Such Principal Stockholder, if not a natural person, has full entity power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly approved and authorized by all necessary entity action on the part of such Principal Stockholder.  This Agreement has been duly and validly executed and delivered by such Principal Stockholder, and constitutes the legal, valid and binding obligation of such Principal Stockholder, enforceable against it in accordance with its respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar Laws affecting or relating to the rights of creditors generally or by general principles of equity.

(b)         Company Common Stock Ownership.  The shares of Company Common Stock listed on Schedule 3(b) opposite such Principal Stockholder’s name (i) are owned beneficially by such Principal Stockholder; (ii) constitute all of the shares of capital stock of the Company and each Company Subsidiary that are owned beneficially by such Principal Stockholder, and (iii) except with respect to shares of Company Common Stock indicated on Schedule 3(b) as being held in the Black Diamond Equipment, Ltd. Profit Sharing Plan (the “Company 401(k) Plan”) for the benefit of such Principal Stockholder (the “401(k) Shares”) which are held legally and of record by the custodian thereof, are owned legally and of record by such Principal Stockholder.  Such Principal Stockholder has all right, title and interest in and to such shares of Company Common Stock free and clear of all Liens and free of any other restriction, except for restrictions imposed by applicable securities Laws; provided, that with respect to the 401(k) Shares, the custodian under the Company’s 401(k) Plan has legal title to the 401(k) Shares for the benefit of such Principal Stockholder and the title to and transfer of the 401(k) Shares are subject to the terms and conditions of the Company 401(k) Plan.  Such Principal Stockholder has not granted or acknowledged to any Person any Rights with respect to any shares of capital stock of the Company (other than (i) Rights granted to the custodian prior to the date hereof pursuant to the Company 401(k) Plan with respect to his 401(k) Shares and (ii) to Purchaser pursuant to any Company Stockholders’ Option Agreement executed and delivered to Purchaser by such Principal Stockholder) and such Principal Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth herein, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement with respect to such Principal Stockholder’s shares of capital stock of the Company with no limitations, qualifications or restrictions on such rights other than, with respect to his 401(k) Shares, any rights granted to the custodian prior to the date hereof under the Company’s 401(k) Plan.

(c)         No Conflicts.  Except for the limitation contained in Section 7.4 of the Bylaws of the Company (which the parties hereto anticipate will be removed prior to Closing by action of the Board of Directors of the Company), the execution, delivery and performance of this Agreement by such Principal Stockholder, the delivery of such Principal Stockholder’s written consent to the Merger Agreement and the Merger, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate, or be in conflict with, or constitute a default under, or result in, or provide the basis for, the termination of, any of its obligations under any material Contract to which such Principal Stockholder is a party; or (ii) violate any Law or Order of any Governmental Authority applicable to such Principal Stockholder, or require the consent, approval or action of, filing with or notice to any Governmental Authority or other Person in order for such Principal Stockholder to consummate the transactions contemplated by this Agreement.

4.           Indemnification.  Each Principal Stockholder, severally and not jointly, hereby agrees to indemnify and hold harmless each Purchaser Indemnified Party from, against and in respect of the full amount of any and all Losses incurred or suffered by the Purchaser Indemnified Parties or any of them in respect of, arising from, in connection with, or incident to (a) any breach of, or inaccuracy in, any representation or warranty made by such Principal Stockholder in Section 3 of this Agreement; (b) any breach, violation, nonperformance or non-fulfillment of any covenants, agreements or obligations of such Principal Stockholder in this Agreement; (c) from and after the Closing, any fraud committed by the Company Known by such Principal Stockholder as of the date of this Agreement with respect to this Agreement, the Merger Agreement or the Merger; and (d) any fraud committed by such Principal Stockholder with respect to this Agreement, the Merger Agreement or the Merger; provided, however, that no indemnification payment to be made by a Principal Stockholder in respect of indemnification required to be made pursuant to this Agreement and any Company Stockholders’ Option Agreement to which such Principal Stockholder is a party, in the aggregate, shall be required to be made to the Purchaser Indemnification Parties in excess of the sum of, without duplication (i) the Merger Consideration actually paid to such Principal Stockholder and (ii) the Merger Consideration that would have been paid to such Principal Stockholder in respect of any shares of Company Common Stock that were donated or transferred by such Principal Stockholder since April 1, 2010.  “Known” means the actual knowledge of such Principal Stockholder without a duty of investigation.

5.           Release, Acknowledgement and Waiver.  Each Principal Stockholder, for himself and his successors and assigns, releases the Company, the Surviving Corporation and their respective Affiliates from any claims, actions, suits and damages in connection with any claims such Principal Stockholder may have in his capacity as a Stockholder.  Such Principal Stockholder acknowledges and agrees that neither the Company nor any Company Subsidiary has breached any obligation owing to such Principal Stockholder, and that no facts or circumstances exist which could provide the basis for such a claim against the Company, any Company Subsidiary, the Surviving Corporation or their respective Affiliates.

6.           Authorization of Stockholders’ Representative.  Each Principal Stockholder hereby confirms his approval of the Stockholders’ Representative’s power and authority, and each of the other provisions set forth in Article XI of the Merger Agreement is hereby agreed, confirmed and ratified and shall be deemed incorporated by reference herein.  In addition to the powers and authority granted thereby, the Stockholders’ Representative is hereby appointed, authorized and empowered to act for the benefit of each Principal Stockholder in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, the Merger Agreement and the Escrow Agreement, and the transactions contemplated hereby and thereby, as the exclusive agent and attorney-in-fact to act on behalf of each Principal Stockholder, for the following purposes and with the following powers and authority:

(i)
in the event of an amendment to the Merger Agreement which is approved by the Board of Directors of the Company, to confirm to the Purchaser that this Agreement, the Option Agreement and, to the extent any Stockholder consent is required therefor, that the consents of the Principal Stockholders in the Company Stockholders’ Consents remain in full force and effect; and

(ii)	to execute and deliver such immaterial modifications or waivers in connection with this Agreement or, to the extent any Stockholder consent is required, the Merger Agreement or the Escrow Agreement.

7.           Miscellaneous.

(a)         Continuing Obligations; Equitable Remedies.  The restrictions set forth in Sections 1 and 2 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Surviving Corporation (after giving effect to the transactions contemplated by the Merger) and each Principal Stockholder acknowledges that the Purchaser and the Surviving Corporation would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Purchaser in the event the covenants contained in Sections 1 and 2 were not complied with in accordance with their terms.  The Principal Stockholders agree that any breach by such Principal Stockholder of any provision of Sections 1 or 2 shall entitle the Purchaser and, after the Closing, the Surviving Corporation to an injunction, specific performance and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to the Purchaser and the Surviving Corporation.  If any of the Principal Stockholders or any of their respective Affiliates, heirs and personal and legal representatives breaches the covenants set forth in Section 1, the one-year period from the Closing Date described therein during which such restrictions apply shall be extended for a period equal to the period that a court having jurisdiction has determined that such covenant has been breached.  It is the desire and intent of the parties that the provisions of Sections 1 and 2 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  If any provisions of Section 1 or 2 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, as the case may be, the time period, scope of activities or geographic area shall be reduced to the maximum which such court deems enforceable.  If any provisions of Section 1 or 2 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

(b)         Public Announcement.  No public announcement or other publicity regarding this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby shall be made prior to or after the date hereof without the prior written consent of Company and Purchaser as to form, content, timing and manner of distribution.  Notwithstanding the foregoing, nothing in this Agreement shall preclude any party or its Affiliates from making any public announcement or filing required pursuant to any federal or state securities law, rule or regulation.

(c)         Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by facsimile (receipt confirmed), (c) on the fifth (5th) Business Day following mailing by registered or certified mail (return receipt requested), or (d) on the next Business Day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and facsimile numbers (or at such other address or facsimile number for a party as may be specified by like notice):

If to Purchaser:

c/o Clarus Corporation
One Landmark Square, 22nd Fl
Stamford, CT  06901
Attn:           Executive Chairman
Fax:            (203) 552-9607

with a copy to:

Kane Kessler, P.C.
1350 Avenue of the Americas, 26th Floor
New York, New York 10019
Attn.:          Robert L. Lawrence, Esq.
     Jeffrey S. Tullman, Esq.
Fax:            (212) 245-3009

If to a Designated Officer/Director Principal Stockholder, to the address and/or facsimile number set forth below such Designated Officer/Director Principal Stockholder’s name on the signature page hereto.

(d)         Severability. The invalidity of any term or terms of this Agreement shall not affect any other term of this Agreement which shall remain in full force and effect.

(e)         No Third Party Beneficiaries. The Company shall be a third party beneficiary of the provisions of Sections 1, 2 and 7(a).  Except as set forth in the immediate preceding sentence, there are no third party beneficiaries of this Agreement or of the transactions contemplated hereby and nothing contained herein shall be deemed to confer upon any one other than the parties hereto (and their permitted successors and assigns, and including, with respect to the Company, the Surviving Corporation and Purchaser Parent) any right to insist upon or to enforce the performance of any of the obligations contained herein.

(f)         Time of the Essence. Time is of the essence with respect to the obligations of the parties hereunder.

(g)         Negotiation of Agreement. Each party hereto acknowledges that it had the opportunity to consult with independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement.  Each party and its counsel (if any) has cooperated in the drafting and preparation of this Agreement and the other documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the parties hereto and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

(h)         Counterparts.  This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(i)         Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(j)         Entire Agreement; Waiver and Modification. This Agreement and the Merger Agreement (together with the certificates, agreements, exhibits, schedules, instruments and other documents referred to herein or therein) constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, both written and oral, with respect to such subject matter.  Any provision of this Agreement may be waived at any time in writing by the party which is entitled to the benefits thereof.  No change, modification, extension, termination, notice of termination, discharge, abandonment or waiver of this Agreement or any of its provisions, nor any representation, promise or condition relating to this Agreement, will be binding upon any party unless made in writing and signed by such party.

(k)         Governing Law.  THIS AGREEMENT HAS BEEN ENTERED INTO AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

(l)         Consent to Jurisdiction. EACH PARTY TO THIS AGREEMENT, BY ITS EXECUTION HEREOF, (I) HEREBY IRREVOCABLY SUBMITS, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO SUBMIT, TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE LOCATED IN NEW CASTLE COUNTY (OR IF JURISDICTION THERETO IS NOT PERMITTED BY LAW, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) FOR THE PURPOSE OF ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF, (II) HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, AND AGREES NOT TO ALLOW ANY OF ITS SUBSIDIARIES TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT AND (III) HEREBY AGREES NOT TO COMMENCE OR TO PERMIT ANY OF ITS SUBSIDIARIES TO COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR RELATING TO THE SUBJECT MATTER HEREOF OTHER THAN BEFORE ONE OF THE ABOVE-NAMED COURTS NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION TO ANY COURT OTHER THAN ONE OF THE ABOVE-NAMED COURT WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE.  EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 7(c) IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.  IN ANY PROCEEDINGS INSTITUTED IN CONNECTION WITH THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO AN AWARD OF ITS REASONABLE ATTORNEYS’ FEES AND COSTS UPON FINAL DETERMINATION THEREOF (INCLUDING ANY APPEALS IN RESPECT THEREOF OR THE EXPIRATION OF ANY RIGHT TO APPEAL IN CONNECTION THEREWITH).

(m)         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH OF THE PARTIES AGREES AND ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THIS SECTION 7(m) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HERETO ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(m) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Pages Follows]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

Purchaser:

Everest/Sapphire Acquisition, LLC

By: /s/ Philip A. Baratelli
Name: Philip A. Baratelli
Title: Secretary and Treasurer

Principal Stockholders:

/s/ Maria Cranor	/s/ Paul Bancroft
Name: Maria Cranor	Name: Paul Bancroft

Address: ______________________	Address: ______________________
______________________	______________________
Fax:	Fax:

/s/ Mark Ritchie	/s/ Christian Jaeggi
Name: Mark Ritchie	Name: Christian Jaeggi
Address: ______________________	Address: ______________________
______________________	______________________
Fax:	Fax:

/s/ Scott Bowers	/s/ Chris Grover
Name: Scott Bowers	Name: Chris Grover
Address: ______________________	Address: ______________________
______________________	______________________
Fax:	Fax:

[Page 1 of 2 of Signature Pages to Company Stockholders’ Support Agreement]

Principal Stockholders (Cont’d):

/s/ Scot Carlson	/s/ Michael Metcalf
Name: Scot Carlson	Name: Michael Metcalf
Address: ______________________	Address: ______________________
______________________	______________________
Fax:	Fax:

/s/ Phillip Boone, Jr.	/s/ Ed McCall
Name: Phillip Boone, Jr.	Name: Ed McCall
Address: ______________________	Address: ______________________
______________________	______________________
Fax:	Fax:

[Page 2 of 2 of Signature Pages to Company Stockholders’ Support Agreement]

Schedule 3(b)

Company Common Stock Ownership

Name of Stockholder	No. of Shares of Company Common Stock (other than 401(k) Shares	No. of 401(k) Shares

Maria Cranor	6,509	1,227

Mark Ritchie	1,410	232

Scott Bowers	30	0

Scot Carlson	756	100

Paul Bancroft	7,952	0

Christian Jaeggi	2,041	0

Chris Grover	1,160	9

Michael Metcalf	660	0

Edward McCall	158	0

Phillip Boone, Jr.	1751	0